UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2020

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge
Irving, Texas 75038
(Address of principal executive offices and zip code)
(972) 444-9001
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.   ☐

Item 2.02 Results of Operations and Financial Condition
Explanatory note:  Pioneer Natural Resources Company (the “Company”) hereby furnishes the information that is set forth in Item 7.01 below regarding the quarter ended March 31, 2020.
Item 7.01 Regulation FD Disclosure
The Company's open commodity oil and gas derivative positions as of March 31, 2020 are as follows:

	2020				Year Ending December 31, 2021
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Average daily oil production associated with derivatives (Bbl)
Brent collar contracts with short puts: (a)
Volume	145,500	135,500	115,500	115,500	—
Price:
Ceiling	$68.46	$68.84	$69.78	$69.78	$—
Floor	$61.64	$61.76	$62.06	$62.06	$—
Short put	$53.45	$53.48	$53.56	$53.56	$—
Swap contracts:
Volume	3,407	98,911	177,900	160,900	57,750
Brent price	$60.86	$37.27	$35.68	$36.43	$43.29
Brent call contracts sold:
Volume per day (b)	—	—	—	—	20,000
Price per Bbl	$—	$—	$—	$—	$69.74
Brent collar contracts with short puts:
Volume	—	121,000	31,000	31,000	96,000
Price:
Ceiling	$—	$36.60	$43.15	$43.15	$47.07
Floor	$—	$31.12	$34.84	$34.84	$42.50
Short put	$—	$21.31	$24.84	$24.84	$31.45
Average daily gas production associated with derivatives (MMBtu)
Swap contracts:
Volume	—	30,000	30,000	16,739	2,466
NYMEX price	$—	$2.41	$2.41	$2.43	$2.46
Basis swap contracts:
Permian Basin index swap volume (c)	—	30,000	30,000	16,739	2,466
Price differential ($/MMBtu)	$—	$(1.68)	$(1.68)	$(1.59)	$(1.46)
____________________
(a)Represents collar contracts with short puts that were entered into prior to March 2020. During March 2020, the Company entered into incremental swap contracts and collar contracts with short puts to provide additional downside protection for the second quarter through fourth quarter 2020 volumes.
(b)The referenced call contracts were sold in exchange for higher ceiling prices on certain 2020 collar contracts with short puts.
(c)The referenced basis swap contracts fix the basis differentials between the index price at which the Company sells its Permian Basin gas and the NYMEX index price used in swap contracts.

The following table provides the estimated settlement proceeds, under various Brent oil price assumptions, attributable to the Company's open oil derivative positions (as of March 31, 2020) that are scheduled to settle during the second through fourth quarters of 2020:

	2020
	Second Quarter	Third Quarter	Fourth Quarter
	(in millions)
Assumed Brent Oil Price ($/Bbl):
$20.00	$366	$376	$362
$25.00	$280	$293	$288
$30.00	$180	$197	$199
$35.00	$123	$101	$111

Cautionary Statement Concerning Forward-Looking Statements

Except for historical information contained herein, the statements in this Current Report on Form 8-K are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of the Company are subject to a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, product supply and demand, the impact of the coronavirus outbreak on global or national economic activity, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and export facilities, Pioneer's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to Pioneer's credit facility, investment instruments and derivative contracts and the purchasers of Pioneer's oil, natural gas liquid and gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks, the ability to implement planned stock repurchases, the risks associated with the ownership and operation of the Company's oilfield services businesses and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The Company undertakes no duty to publicly update these statements except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor
Vice President and Chief Accounting Officer

Date:	April 6, 2020